Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	October 22, 2007
Executive Vice President and Chief Financial Officer
(310) 481-8483 or
Tyler H. Rose
Senior Vice President and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES, October 22, 2007 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2007 with net income available for common stockholders of $9.0 million, or $0.28 per share, compared to $31.6 million, or $0.98 per share, in the third quarter of 2006. Revenues from continuing operations in the third quarter totaled $67.6 million, up from $62.7 million in the prior year’s third quarter. Funds from operations (FFO) for the period totaled $28.2 million, or $0.81 per share, compared to $26.5 million, or $0.76 per share, in the year-earlier period.

For the first nine months of 2007, KRC reported net income available for common stockholders of $38.6 million, or $1.19 per share, compared to $63.1 million, or $2.03 per share, in the first nine months of 2006. Revenues from continuing operations in the nine-month period totaled $196.2 million, up from $187.3 million in the same period of 2006. FFO in the first nine months of 2007 totaled $80.9 million, or $2.33 per share, compared to $90.9 million, or $2.69 per share, in first nine months of 2006.

All per-share amounts in this report are presented on a diluted basis.

“Solid demand and restrained supply characterized market conditions for our commercial real estate portfolio last quarter,” said John B. Kilroy, Jr., president and chief executive officer of KRC. “In our development program, we delivered more than 780,000 square feet of new office space in two projects during the quarter, with both projects 100% leased and occupied at quarter-end,” he said.

KRC currently has three buildings under construction, all located in coastal submarkets of central San Diego County. These three buildings total approximately 344,000 rentable square feet and are 42% pre-leased. In the aggregate, they represent a total estimated investment of approximately $137 million, of which $81 million has been spent to date.

The company also has two redevelopment projects underway, a 107,000 square-foot property in Los Angeles County and a two-building, 104,500 square-foot property located along the I-15 corridor in central San Diego County. The two projects represent a total estimated incremental investment of approximately $26 million, of which $16 million has been spent to date. They are 49% leased.

Updated earnings guidance for 2007 will be discussed by KRC management during the company’s October 23, 2007 earnings conference call. The call will begin at 10:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8033, reservation #84724380. A replay of the conference call will be available via phone through November 9, 2007 at (888) 286-8010, reservation #12016258, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 556,000 square feet in Los Angeles and San Diego counties. At September 30, 2007, the company owned 8.6 million rentable square feet of commercial office space and 3.9 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Revenues from continuing operations	$67,639	$62,661	$196,249	$187,292
Revenues including discontinued operations	$67,921	$63,058	$196,629	$199,988
Net income available for common stockholders (1)	$9,028	$31,574	$38,601	$63,073
Weighted average common shares outstanding - basic	32,373	32,200	32,364	30,906
Weighted average common shares outstanding - diluted	32,502	32,324	32,491	31,044
Net income per share of common stock - basic	$0.28	$0.98	$1.19	$2.04
Net income per share of common stock - diluted	$0.28	$0.98	$1.19	$2.03
Funds From Operations (2), (3)	$28,212	$26,462	$80,911	$90,874
Weighted average common shares/units outstanding - basic (4)	34,621	34,570	34,614	33,597
Weighted average common shares/units outstanding - diluted (4)	34,749	34,694	34,740	33,735
Funds From Operations per common share/unit - basic (4)	$0.81	$0.77	$2.34	$2.70
Funds From Operations per common share/unit - diluted (4)	$0.81	$0.76	$2.33	$2.69
Common shares outstanding at end of period			32,707	32,389
Common partnership units outstanding at end of period			2,248	2,329

Total common shares and units outstanding at end of period			34,955	34,718

			September 30, 2007	September 30, 2006
Stabilized portfolio occupancy rates:
Office			93.4%	96.2%
Industrial			91.0%	96.1%

Weighted average total			92.6%	96.2%

Los Angeles			96.2%	93.4%
Orange County			91.1%	95.6%
San Diego			91.4%	99.7%
Other			93.2%	92.6%

Weighted average total			92.6%	96.2%

Total square feet of stabilized properties owned at end of period:
Office			8,620	7,823
Industrial			3,870	4,179

Total			12,490	12,002

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2007	December 31, 2006
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$312,057	$293,059
Buildings and improvements	1,730,833	1,484,051
Undeveloped land and construction in progress	250,028	263,651

Total real estate held for investment	2,292,918	2,040,761
Accumulated depreciation and amortization	(488,050)	(443,807)

Total real estate held for investment, net	1,804,868	1,596,954
Properties held for sale, net		4,512

Total real estate assets, net	1,804,868	1,601,466
Cash and cash equivalents	3,655	11,948
Restricted cash	1,362	494
Funds held at qualified intermediary for Section 1031 exchange		43,794
Marketable securities	455
Current receivables, net	4,231	5,890
Deferred rent receivables, net	66,073	61,929
Notes receivable	11,002	11,096
Deferred leasing costs and acquisition related intangibles, net	56,629	49,019
Deferred financing costs, net	9,144	5,100
Prepaid expenses and other assets, net	6,331	8,616

TOTAL ASSETS	$1,963,750	$1,799,352

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$398,283	$459,198
Exchangeable senior notes, net	455,860
Unsecured senior notes	144,000	144,000
Unsecured line of credit	52,000	276,000
Accounts payable, accrued expenses and other liabilities	67,356	67,729
Accrued distributions	20,610	19,610
Deferred revenue and acquisition related liabilities	56,638	25,353
Rents received in advance and tenant security deposits	17,862	19,900

Total liabilities	1,212,609	1,011,790

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable
Preferred units of the Operating Partnership	73,638	73,638
Common units of the Operating Partnership	35,968	39,628

Total minority interests	109,606	113,266

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	327	324
Additional paid-in capital	654,569	671,484
Distributions in excess of earnings	(134,943)	(119,094)

Total stockholders’ equity	641,535	674,296

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,963,750	$1,799,352

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
REVENUES:
Rental income	$60,560	$56,264	$173,329	$168,036
Tenant reimbursements	6,945	5,876	19,729	17,603
Other property income	134	521	3,191	1,653

Total revenues	67,639	62,661	196,249	187,292

EXPENSES:
Property expenses	12,285	11,344	34,582	32,112
Real estate taxes	5,374	4,728	14,973	14,158
Provision for bad debts	(111)	56	(310)	626
Ground leases	511	514	1,529	1,507
General and administrative expenses	8,719	5,673	27,227	15,322
Interest expense	9,009	10,312	26,737	33,491
Depreciation and amortization	18,771	17,764	53,753	52,808

Total expenses	54,558	50,391	158,491	150,024

OTHER INCOME AND EXPENSE:
Interest and other investment income	305	359	1,295	841
Net settlement receipts on interest rate swaps		299		747
Loss on derivative instruments		(324)		(580)

Total other income	305	334	1,295	1,008

Income from continuing operations before minority interests	13,386	12,604	39,053	38,276
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(1,397)	(4,191)	(4,191)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(620)	(593)	(1,807)	(2,148)

Total minority interests	(2,017)	(1,990)	(5,998)	(6,339)

Income from continuing operations	11,369	10,614	33,055	31,937
Discontinued operations:
Revenues from discontinued operations	282	397	380	12,696
Expenses from discontinued operations	(217)	(719)	(236)	(2,286)
Net gain on dispositions of discontinued operations		25,603	13,474	31,259
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(4)	(1,919)	(866)	(3,327)

Total income from discontinued operations	61	23,362	12,752	38,342

Net income	11,430	33,976	45,807	70,279
Preferred dividends	(2,402)	(2,402)	(7,206)	(7,206)

Net income available for common stockholders	$9,028	$31,574	$38,601	$63,073

Weighted average shares outstanding - basic	32,373	32,200	32,364	30,906
Weighted average shares outstanding - diluted	32,502	32,324	32,491	31,044
Net income per common share - basic	$0.28	$0.98	$1.19	$2.04

Net income per common share - diluted	$0.28	$0.98	$1.19	$2.03

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Net income available for common stockholders	$9,028	$31,574	$38,601	$63,073
Adjustments:
Minority interest in earnings of Operating Partnership	624	2,512	2,673	5,475
Depreciation and amortization of real estate assets	18,560	17,979	53,111	53,585
Net gain on dispositions of discontinued operations		(25,603)	(13,474)	(31,259)

Funds From Operations (1), (2)	$28,212	$26,462	$80,911	$90,874

Weighted average common shares/units outstanding - basic	34,621	34,570	34,614	33,597
Weighted average common shares/units outstanding - diluted	34,749	34,694	34,740	33,735
Funds From Operations per common share/unit - basic	$0.81	$0.77	$2.34	$2.70

Funds From Operations per common share/unit - diluted	$0.81	$0.76	$2.33	$2.69

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.